EXHIBIT 10.12

                        LICENSE AND CONSULTING AGREEMENT

     LICENSE AND CONSULTING AGREEMENT, dated the _____ day of August, 1994, by and between PLANNED LICENSING, INC., a New York corporation and a wholly owned subsidiary of Namanco Productions, Inc. having offices at c/o James C. Walsh, Esq., 7 Audubon Place, New Orleans, Louisiana 70118 ("Licensor") and SportsLine USA, Inc., a Delaware corporation having offices at 800 Corporate Drive, Suite 108, Fort Lauderdale, Florida 33334 ("Licensee").

                              W I T N E S S E T H:

     WHEREAS, Licensor owns the rights to the services of JOSEPH W. NAMATH (hereinafter referred to as "NAMATH") and the rights to the utilization of the Name and Character, as hereinafter defined, and will continue to have such rights during the period of this Agreement; and

     WHEREAS, Licensee is a development stage company that plans to establish a comprehensive, on-line computer service for sports enthusiasts and wagerers and desires to retain Licensor (i) to consult in the development, funding, marketing and promotional activities of Licensee and (ii) to provide the services of NAMATH as a performer to advertise and promote its products, and as a spokesman for its products; and

     WHEREAS, Licensee further desires the right to exclusively utilize the Name and Character upon and in connection with certain articles and services, as hereinafter described, including the manufacture, advertising, promotion, sale and distribution thereof.

         NOW, THEREFORE, in consideration of the promises set forth

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below, the parties hereto hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     a. "Name and Character" shall individually or collectively mean the name of Joseph W. Namath (hereinafter referred to as "NAMATH"), his initials, character, likeness, visual and vocal representations, including television and film representations generated hereunder, autographs, photographs, reproductions thereof, biographical data, and in association with the marketing of products licensed hereunder, any trademark used to convey to the public any of the foregoing aspects of representations of NAMATH.

     b. "Endorsed Products" shall mean the on-line sports information computer service ("SportsLine") and other related products to be developed or marketed by Licensee in connection with the operation of SportsLine.

     c. A company shall be deemed a subsidiary of Licensee if at least thirty-five percent (35%) of all the voting securities thereof are owned by Licensee.

     d. "Territory" shall mean worldwide.

     e. "Contract Year" shall mean a consecutive 12 month period beginning July 1, 1994 and each July 1 thereafter during the term thereof.

     2. SERVICES OF NAMATH AND LICENSOR.

     a. On condition that Licensee shall comply with its

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obligations under this Agreement, NAMATH will, during the term of this
Agreement, render the following services:

         (i) Make personal appearances on behalf of Licensee to promote the marketing and sale of the Endorsed Products. All personal appearances shall be at the reasonable discretion and subject to the availability of NAMATH, provided that NAMATH shall use his best efforts to make himself available for functions or appearances designated by Licensee as significant, such as attempting to establish significant business relationships;

         (ii) Make personal endorsements of Endorsed Products in advertisements in all media, including without limitation, newspapers, magazines and publications of every kind and nature;

         (iii) Perform or appear, at Licensee's request, in television and radio "infomercials," commercials and videos (including "openings", "closings", "lead-ins", and "lead-outs") involving Endorsed Products and to make personal endorsements therein of Endorsed Products;

         (iv) Make recordings and tapes regarding Endorsed Products; and

         (v) Sit for still photographs to be used for packaging, print and/or point of sale advertising and consumer and trade publicity of Endorsed Products.

     b. Each time that Licensee requires the personal appearance services of NAMATH under subdivision (ii) through (v) of subparagraph 2(a) above, Licensee (or its duly appointed

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agency) shall give to Licensor at least thirty (30) days written notice of such performance requirements. Licensor shall then, within seven (7) days of receiving notice, advise Licensee and its duly appointed agency as to NAMATH's availability for such performance require ments. NAMATH shall use his reasonable efforts to be available at the times requested by Licensee. In the event NAMATH is unavail able for such performance requirements, the Licensee may supply alternate dates and thereafter Licensee and Licensor shall agree upon satisfactory performance dates. Once mutually agreeable date or dates are established, NAMATH shall not enter into conflicting commitments, except in the case of unanticipated circumstances beyond NAMATH's reasonable control. Such services will be rendered in a competent manner, to the best of NAMATH's ability, and all his services will be subject to Licensee's approval, direction and control at all times. NAMATH promptly will comply with whatever reasonable instructions Licensee may give him in connection with the rendition of such services. In the event of an emergency or special promotional opportunity, NAMATH shall use reasonable efforts to make himself available notwithstanding Licensee's failure to give notice as aforesaid.

     c. Licensor will make NAMATH available to Licensee for not fewer than six 1-day sessions each Contract Year for the purpose of making television commercials. Subject to paragraph 8, Approvals, Licensee may use adaptations, variations and lifts from

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such commercials when and as it sees fit.

     d. If Licensee requires NAMATH's services at a location other than that at which NAMATH is then located, Licensee shall provide Licensor with first-class air and ground transportation and accommodations for NAMATH and up to two associates to and from the location at which NAMATH's services are required, plus reimbursement of their reasonable out-of-pocket expenses.

     e. Licensor reserves the right to approve, which approval will not be unreasonably withheld, the photographer to be used during any photography sessions using NAMATH, and the director to be used in television commercials using NAMATH.

     f. If Licensee uses the services of NAMATH hereunder for television broadcast commercials, its agency or producer shall either be signatories to or submit to the jurisdiction of the Screen Actors Guild (SAG) or the American Federation of Television and Radio Artists (AFTRA). Licensee shall make all required applicable pension and welfare payments to SAG or AFTRA to the extent applicable on account of such services as are furnished by the Licensor hereunder. All applicable residual fees on account of services shall be computed at the applicable union minimum scales; provided, however, that Licensee shall not be obligated to make any such residual payments to NAMATH unless and to the extent that such residual payments payable hereunder in any Contract Year exceed the consideration payable hereunder for that year. Any such required excess payments shall be made to NAMATH on the

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thirtieth day of the Contract Year following the year in which the obligation to make such payment accrues (and shall be refunded in any future years hereunder in which consideration payable hereunder exceeds the minimum residual payments payable). NAMATH shall be paid at minimum union scale for all performances, and allocations shall be as set forth in paragraph 31 hereof.

     g. All statements, testimonials and endorsements made by NAMATH in connection with his services hereunder will be true representations and to the extent that said services purport to reflect NAMATH's opinion and experience, they will reflect his true opinion and experience. Licensee agrees that NAMATH will not be required to make any statement, testimonial or endorsement, in connection with his services hereunder, unless said statement, testimonial or endorsement is true. It is expressly understood between the parties that NAMATH is familiar with Endorsed Products now intended to be marketed, sold or distributed. Licensor represents to Licensee that NAMATH has considered the products and services to be provided by Licensee and has concluded that said products and services appear to be of the highest quality of which he is aware and that he has used or is prepared to use those products and has recommended and/or is prepared to recommend the use of all said products to others.

     h. Licensor will assist Licensee in developing an advertising, marketing and promotional strategy, in order to make optimum use of the Name and Character.

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     i. Licensor will advise and consult with Licensee from time to time at
Licensor's reasonable convenience with respect to corporate, business and marketing strategy.

     j. Licensor and NAMATH will use their best efforts, at the request of Licensee, to arrange meetings with appropriate representatives of NFL Films, NFL Properties and other similar sports governing bodies and marketing organizations, as well as with potential strategic partners such as casinos, retailers, infomercial marketing companies, television networks and other organizations.

     k. Whenever Licensor is requested to provide services hereunder pursuant to subparagraphs h, i and j, Licensor will provide the services of James Walsh.

     3. GRANT OF LICENSE. During the term of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a non-transferable, non-assignable, and non-sublicensable right to use the Name and Character solely within the Territory and solely on and in connection with the manufacture, advertising, promotion, sale and distribution of Endorsed Products. Licensee shall make no use of the Name and Character in association with goods other than Endorsed Products.

     4. TERM. The term of this Agreement shall commence on July 1, 1994 and continue for five years (the "Initial Term"). Thereafter, Licensee shall have the right, at its option, to renew this Agreement for up to three (3) additional five-year terms

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(each, a "Renewal Term"). Licensee shall notify Licensor of its intention to renew the Agreement not later than sixty (60) days prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be.

     5. CONSIDERATION. In full consideration for the rights, licenses and privileges herein granted to Licensee, and the mutual promises set forth herein, Licensee shall pay to Licensor royalty payments from paid subscriptions to the SportsLine service, as follows:

     a. For the Initial Term, Licensee shall pay Licensor fifteen cents ($0.15) per month from the subscription fee of each paid subscriber to SportsLine;

     b. For each Renewal Term, Licensee shall pay Licensor fifteen cents ($0.15) per month from the paid subscription fee of each new paid subscriber to SportsLine who enrolls during such Renewal Term during the period of the subscriber's enrollment, or, if Licensor has received not less than Five Hundred Thousand Dollars in payments from Licensee during the Calendar Year prior to the then current Renewal Term, five cents ($0.05) per month for each such subscriber;

     c. If the Agreement is not renewed, Licensor shall nevertheless be entitled to receive payment in respect of monthly subscription fees for subscribers who enrolled during the Initial Term or any Renewal Term (during the period of their continued enrollment) at the applicable royalty rate in effect during the

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applicable period, i.e., fifteen cents ($0.15) per month per paid subscriber in respect of subscribers initially enrolled during the Initial Term and fifteen cent ($0.15) or five cents ($0.05) (as the case may be) per month per paid subscriber in respect of subscribers initially enrolled during a Renewal Term. Such payments shall continue in respect of subscription fees received from active enrollments of such subscribers prior to the twentieth anniversary hereof. Notwithstanding anything to the contrary set forth above, Licensor shall not be entitled to any payment in respect of subscription payments from subscribers who enroll during any period that the Agreement is no longer in effect.

     d. Royalties earned hereunder shall be paid quarterly, concurrently with the delivery of the periodic statements required by subparagraph (e) hereof

     e. Licensee shall keep complete and accurate separate records of all paid subscriptions, in sufficient detail to disclose the initial enrollment date and current status of subscribers. The said records, and all underlying documents and other documents relating to the Endorsed Products, shall be open to inspection by Licensor or its designated representative at all reasonable times during business hours up to four (4) times per Contract Year and shall be maintained and preserved by Licensee until two (2) years after the expiration or termination of this Agreement. Licensee agrees not to cause or permit any interference with Licensor or Licensor's representative in the

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reasonable performance of their duties of inspection and audit. The exercise by
Licensor in whole or in part, or at any time or times of the right to audit records and accounts or of any other right herein granted, the acceptance by Licensor of any statement or statements or the receipt and deposit by Licensor of any payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and shall not stop or prevent Licensor from thereafter disputing the accuracy of any such statement or payment.

     f. No later than the thirtieth day after each calendar quarter, Licensee shall transmit to Licensor a complete and accurate statement certified to be accurate by an officer of Licensee, covering the immediately preceding calendar quarter. Such report shall set forth the number of paid subscriptions in effect during the preceding quarter, and the applicable royalty pertaining thereto. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment or deduction from future payments shall be made. Upon demand by Licensor, Licensee shall at Licensor's expense (such expense to be deducted from royalties payable to Licensor hereunder), but no more than once in any twelve (12) month period, furnish to Licensor a detailed statement by an independent certified public accountant computing amounts due to Licensor hereunder as of the date of Licensor's demand. If the certified audit discloses that

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royalties were understated by more than ten percent (10%) per Contract Year, then Licensee shall pay for such audit.

     g. If Licensee shall fail to make any payment or deliver any of the required statements referred to above, or to give access to the premises and/or records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder, same shall be an Event of Default hereunder.

     6. PAYMENT. All payments due under this Agreement shall be made by check, drawn upon a United States bank, payable to the order of Licensor. Interest on any overdue payment under this Agreement shall be at the rate of two percentage (2%) points over the prime rate, as announced from time to time by Citibank, N.A., from ten (10) days after notification of non-payment by Licensor to the date of their payment, irrespective of whether payment be made before or after judgment. Payment of interest as described hereunder shall cure and excuse Licensee's default in making payments when due.

     7. RESERVATION OF RIGHTS. Licensor retains all rights not expressly or exclusively conveyed to Licensee hereunder, and Licensor may grant licenses to others to use the Name and Character in connection with products other than (and not competitive) Endorsed Products.

     8. APPROVALS. Licensor has previously approved the concept of SportsLine, as set forth in the Business Plan provided to Licensor. Licensor understands and acknowledges that

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SportsLine intends to carry gaming information, including odds, point spreads, over/under and other similar information and agrees that, so long as the provision of such information and other related services complies with applicable laws and regulations, such activities are acceptable to NAMATH and Licensor. Subject to the foregoing, Licensor shall have the right to approve the nature and quality of all Endorsed Products, which approval shall not be unreasonably withheld. Licensor shall not be required to approve any Endorsed Product which in Licensor's reasonable judgment would, due to the nature of the product, reflect adversely on the image or reputation of NAMATH. For each service to be provided or item to be manu factured for and sold by Licensee that is outside the general categories of services contemplated by the Business Plan, the following procedures shall apply:

     a. Licensee shall submit to Licensor for approval, which shall not be unreasonably withheld, fair and representative description of services or reproduction samples of all items together with a written request for approval;

     b. In the event Licensor does not disapprove of the use of the Name and Character within seven (7) business days from its receipt of such description or samples, the description or samples shall be deemed to have been approved. In the event Licensor disapproves, it shall specify the basis for such disapproval. After removing the basis for objection, Licensee shall resubmit that item for approval in accordance with the terms of this

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section 8;

     c. In the event of changes being made at any time in the use of the Name and Character, such changed products shall be considered new items and shall be submitted for approval as specified above; and

     d. Licensee shall not use the Name and Character, or any colorable imitation of it in connection with any services or product that had not been approved by or which had been disapproved by Licensor.

     9. GOOD WILL. Licensee recognizes the value of the publicity and good will associated with the Name and Character and, in such connection, acknowledges that such good will belongs exclusively to Licensor and that the Name and Character have acquired a secondary meaning in the mind of the purchasing public. Licensee further recognizes and acknowledges that a material breach by it of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's rights in the Name and Character, thereby entitling Licensor to equitable remedies, costs and reasonable attorney's fees. Similarly, Licensor recognizes that a material breach by it of any of its covenants, agreements or undertakings hereunder will cause Licensee irreparable damage, which can not be readily remedied in damages in an action at law, and Licensor therefore agrees that

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Licensee will be entitled to equitable remedies, costs and reasonable attorneys'
fees.

     10. LICENSOR'S WARRANTIES, REPRESENTATIONS AND COVENANTS. Licensor warrants, represents and agrees that:

     a. It has, and will have throughout the term of this Agreement, the right to license the Name and Character in accordance with the terms and provisions of this Agreement;

     b. The making of this Agreement by Licensor does not violate any agreements, rights or obligations existing between the Licensor and any other person, firm or corporation;

     c. During the Initial Term, any Renewal Term and any period during which Licensor is entitled to receive payment hereunder, Licensor and NAMATH will not own, assist, be employed by, or render services to, any competitive enterprise, including without limitation, any business providing sports-related information to subscribers; and,

     d. NAMATH is, and shall remain, at his sole cost and expense, a member in good standing of SAG and/or AFTRA.

     The foregoing subparagraphs shall not be construed to limit the right of NAMATH to appear in any of the entertainment fields and to grant customary advertising and exploitation rights in connection with such appearances, except that he may not appear in commercials for or endorse for other products similar to the Endorsed Products or other articles or services which are competitive with or substantially similar to Endorsed Products.

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     11. DISTRIBUTION, SUB-LICENSE MANUFACTURE. Licensee shall not be entitled to sub-license any of its rights under this Agreement except that Licensee shall, subject to the prior written approval of Licensor (which approval shall not be unreasonably withheld), be entitled to utilize third parties in connection with the manufacture, production and dissemination of SportsLine. In no event shall any such sub-license agreement include the right to grant any further sub-licenses.

     12. SPECIFIC UNDERTAKINGS OF LICENSEE. During the term, Licensee agrees that:

     a. It will not attack the title of Licensor in and to the Name and Character or any copyright or trademark pertaining thereto, nor will it attack the validity of the License granted hereunder;

     b. It will not harm, misuse or bring into disrepute the Name and Character.

     c. It will sell and distribute the Endorsed Products in an ethical manner and in accordance with the terms and intent of this Agreement;

     d. It will not create any expenses chargeable to Licensor without the prior written approval of Licensor;

     e. It will protect to the best of its ability its right to sell and distribute the Endorsed Products; and

     f. It will comply with all laws and regulations relating or pertaining to the operation of the Endorsed Products, shall

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maintain the highest quality and standards, and shall comply with regulations of any governmental or regulatory agencies which shall have jurisdiction over the Endorsed Products.

     13. INDEMNIFICATIONS.

     a. Licensor and NAMATH hereby indemnify Licensee and shall hold it harmless from any loss, liability, damage, cost or expense (including reasonable counsel fees), arising out of any claims or suits, whether groundless or not, which may be brought or made against it by reason of the breach by Licensor or NAMATH of their warranties, representations or covenants herein, provided that Licensee shall give prompt written notice, cooperation and assistance to Licensor and NAMATH relative to any such claim or suit, and provided, further, that Licensor and NAMATH shall have the option to undertake and conduct the defense of any suit so brought with counsel reasonably satisfactory to Licensee.

     b. Licensee hereby indemnifies and agrees to hold Licensor and NAMATH harmless from any loss, liability, damage, cost or expense (including reasonable counsel fees), arising out of any claim or suits, whether groundless or not, which may be brought or made against Licensor or NAMATH by reason of any unauthorized use by Licensee in connection with the Endorsed Products of the Name and Character covered by this Agreement.

     c. Licensee hereby indemnifies and agrees to hold Licensor and NAMATH harmless from and against any loss, liability, damage, cost or expense (including reasonable counsel fees), arising out

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of any claims or suits (whether groundless or not), which may be brought or made against Licensor or NAMATH arising out of the offer, sale, advertising or promotion of the Endorsed Products (other than that arising from Licensor's or NAMATH's negligence or willful misconduct), as well as any alleged defects or inherent damage in the Endorsed Products, provided that the Licensor and NAMATH give prompt written notice, cooperation and assistance to it relative to any such suit or claim, and provided further that Licensee shall have the option to undertake and conduct the defense of any suit so brought with counsel reasonably satisfactory to Licensor.

     14. EVENTS OF DEFAULT. The following conditions and occurrences all constitute "Events of Default" by Licensee:

     a. If Licensee materially defaults in the performance of any of its obligations provided for in this Agreement; or

     b. If Licensee shall fail to make any payment due hereunder on the date due; or

     c. If Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent.

     15. TERMINATION. Without limiting Licensor's rights, upon the occurrence of any Event of Default under paragraph 14,

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Licensor shall have the option to terminate this Agreement at its will by sending written notice to Licensee. If the default set forth in such notice is not cured within thirty (30) days of receipt of such notice (or within such further period as Licensor may allow), then at the end of such period termination shall automatically occur without further notice and without prejudice to any other rights of Licensor, including the right to damages and/or equitable relief. In the event that after the date of automatic termination Licensor allows a further period to cure the default, termination will automatically occur without further notice if the default is not cured within such further period.

     16. FINAL STATEMENT UPON TERMINATION OR EXPIRATION. Licensee shall deliver to Licensor, as soon as practicable following expiration or termination pursuant to Section 15, a statement indicating the number of subscribers then enrolled in SportsLine. Following expiration or termination, Licensee may not utilize the Name and Character except in connection with previously printed or committed advertising, and then only for a period not to exceed six (6) months following such termination or expiration.

     17. DEFAULT BY LICENSOR AND NAMATH.

     a. In the event NAMATH neglects or refuses to perform the services and obligations hereunder at times and in the manner specified, or if NAMATH or Licensor in any manner breaches this Agreement (hereinafter "a breach"), the Licensee shall have the

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right to cancel and terminate this Agreement. Prior to terminating this
Agreement, it must give written notice to Licensor of the breach. If the breach set forth in such notice is not cured within ten (10) days after such notice or a reasonable time under the circumstances (or within such further period as Licensee may allow), then at the end of such period, termination shall automatically occur without further notice to Licensor.

     b. The Licensee shall also have the right to terminate this Agreement: (i) in the event of the conviction of a felony committed by NAMATH; or (ii) in the event the Licensee reasonably concludes that NAMATH's conduct or reputation reflected so seriously on NAMATH's public perception as to prejudice substantially Licensee's business interests if this Agreement were to continue. As a condition to such termination, the Licensee must give written notice to Licensor at any time prior to the thirtieth (30th) day following the date on which the commission of such act or such conduct shall have become known to it. Licensor shall then have the right to discuss said conduct with the Licensee prior to its decision, which decision shall not be made until fifteen (15) days after it gives Licensor notice of its intention to act pursuant to this provision. Any action by it shall be taken only after due consideration.

     c. In the event any express representation, warranty or undertaking by Licensor or NAMATH is at any time during the term of this Agreement found to be untrue or is breached, the Licensee

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shall have the right to cancel and terminate this Agreement and to pursue all other legal remedies. Prior to terminating this Agreement, it must give written notice to Licensor of the express representation, warranty or undertaking claimed to be untrue or breached. If the untrue express representation, warranty or undertaking or breach thereof set forth in such notice is not cured within ten (10) days of its mailing or a reasonable time under the circumstances (or within such further period as it may allow), then at the end of such period, termination shall automatically occur without further notice to Licensor.

     d. The services to be rendered by NAMATH hereunder are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value impossible of replacement and for the loss of which the Licensee may not be reasonable or adequately compensated in damages, and a breach by Licensor or NAMATH of the provisions of this Agreement may cause it irreparable injury and damage and Licensor and NAMATH therefore expressly agree that Licensee shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement, or any part thereof, and to secure its enforcement.

     e. In the event that the Licensee terminates this Agreement pursuant to this paragraph 17, Licensor will not be entitled to any compensation accruing after the date of termination.

     18. SURVIVOR. The provisions of paragraph 13, Licensee's

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obligation to make payment under paragraphs 5 and 6 and paragraph 16 shall survive the expiration or termination of this Agreement.

     19. TRADEMARK. After termination of this Agreement, Licensee shall give up all rights to the use of the Name and Character.

     20. ACCEPTANCE BY LICENSOR. This instrument, when signed by Licensee shall be deemed an application for a license, and not a binding agreement, unless and until accepted by Licensor, by signature of a duly authorized officer, and delivery of such signed coy to the other parties.

     21. ASSIGNMENT. This Agreement shall bind and inure to the benefit of Licensor, its successors and assigns. This Agreement is personal to Licensee and it shall not sub-license or franchise (except as set forth in paragraph 11 hereof), and neither this Agreement nor any of the rights hereunder shall be sold, transferred or assigned by Licensee and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

     22. NO JOINT VENTURE. Nothing herein contained shall be construed to place the parties in the relationship of employer- employees, partners or joint venturers and neither party shall have the power to obligate or bind the other in any manner whatsoever.

     23. NO WAIVER. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No

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waiver by either party of a breach hereof or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature.

     24. NOTICES. Any notice required or permitted to be given under the Agreement by either of the parties hereto shall be given by over-night courier, registered or certified mail, return receipt requested, postage prepaid, addressed to the parties to be notified at the following addresses:

IF TO LICENSOR:                                 PLANNED LICENSING, INC.
                                                c/o James C. Walsh, Esq.
                                                7 Audubon Place
                                                New Orleans, Louisiana 70118

WITH A COPY TO:                            CARL R. SLOAN, ESQ.
                                                Penzer and Sloan
                                                250 Park Avenue
                                                New York, New York 10177-0077

IF TO LICENSEE:                            SPORTSLINE USA, Inc.
                                                800 Corporate Drive, Suite 108
                                                Fort Lauderdale, Florida 33334
                                                Attention: Michael Levy

WITH A COPY TO:                            KENNETH C. HOFFMAN, ESQ.
                                                Greenberg, Traurig, Hoffman,
                                                Lipoff, Rosen & Quentel, P.A.
                                                1221 Brickell Avenue
                                                Miami, Florida 33131

     1. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York.

     2. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. There are no representations, warranties, promises, covenants or undertakings other than those hereinabove contained.

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     3. RESOLUTIONS OF CONTROVERSIES. Any controversy arising out of this
Agreement or because of any duty created thereby, shall be resolved without a jury in a court located in Broward County, Florida. The parties consent to jurisdiction in such courts, waive objection to such venue, waive trial by jury, and agree that service of the summons to such proceeding (and of any papers which accompany it), shall be deemed sufficient if made by certified or registered mail, postage prepaid, addressed to the parties' addresses as designated in or hereafter changed under paragraph 24. The parties stipulate and agree that any judgment relating to this Agreement, which is entered in a court located within Broward County, Florida, shall be binding throughout the world and may be sued upon, docketed, entered and/or enforced, without challenge or opposition on their part and without re-trial of any of the issues which give rise to such judgment in any state, county, province, commonwealth, or territory having jurisdiction over their respective persons or properties. The parties recognize that the above agreement to submit all controversies to forever-binding adjudication by a court located within the City of New York does not constitute a confession of judgment on anybody's part, but is simply an agreement, similar to an arbitration agreement, to have particular controversies resolved, once and for all, by a specified tribunal. All parties agree that equitable relief, including injunctive and specific performance, may be necessary and proper to enforce their obligations and commitments under this paragraph and under paragraphs 2, 5, 8, 11, 13, 14, and 16 of this Agreement.

     4. PROVISIONS UNENFORCEABLE. In the event any provision of this Agreement shall be held invalid or unenforceable, it shall be deemed modified only to the extent necessary to make it lawful. To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intention of the parties as originally expressed herein.

     5. LEGAL FEES. The prevailing party in any litigation between the parties shall recover from the other party its reasonable legal fees and expenses.

     6. INSURANCE. Licensee is hereby granted the right to obtain a life insurance policy and/or disability insurance policy on NAMATH at its own cost and expense in an amount up to $5,000,000 and to designate itself as owner of the policy and beneficiary for all purposes. It is the intention of the parties that in the event of the death, disability or disfigurement of NAMATH, the consider ation due hereunder shall continue to be paid throughout the term of this Agreement, provided that NAMATH is insurable and cooperates with the procurement of said insurance and further provided that said policy cost does not exceed $25,000.

     7. ALLOCATION OF CONSIDERATION. The parties hereto agree that for the purposes of any pension and welfare payments required to be made pursuant to paragraph 2(f), the value of the services rendered by NAMATH for the television commercials during each year of the contract shall be $5,000 in the aggregate. The balance of the consideration paid to Licensor during each Contract Year shall be for other services rendered by Licensor and/or NAMATH pursuant to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                                   PLANNED LICENSING, INC.
                                                   (LICENSOR)


                                                   By: /s/ JAMES WALSH
                                                       -----------------------

                                                   SPORTSLINE USA, INC.
                                                   (LICENSEE)


                                                   By: /s/ MICHAEL LEVY
                                                       -----------------------

     Each of the undersigned hereby acknowledges and agrees that as and when Licensor is required to provide his services under the foregoing License and Consulting Agreement he will make such services available in accordance with the provisions of such Agreement.
                                                   /s/ JAMES WALSH
                                                   -------------------------
                                                   James Walsh

                                                   /s/ JOSEPH W. NAMATH
                                                   -------------------------
                                                   Joseph W. Namath



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